Exhibit 10.11

“[*****]” DENOTES PLACES WHERE CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) has been executed by and among the following Parties on June 7th, 2023 in Beijing:

CheYiPai (Beijing) Automotive Technology Service Co., Ltd., a limited liability company organized and existing under the laws of PRC, with its address at 3F-512, 3rd floor, Daxing Subway Line Biomedicine Base Station, Daxing District, Beijing(“Pledgee”). The equity interests of Pledgee is ultimately beneficially held by DSC Holdings Ltd. (“Ultimate Controlling Shareholder”), an exempted company with limited liabilities in the Cayman Islands, as to100%.

Junhong Yao, a Chinese citizen, ID card number is [*****].

Liyu Zhang, a Chinese citizen, ID card number is [*****].

(Junhong Yao and Liyu Zhang, collectively as the “Shareholders” or “Pledgors”.)

Beijing Peak Technology Co., Ltd., a limited liability company organized and existing under the laws of PRC, with its address at Room 321, 3rd Floor, Building 2, Bitongyuan, Haidian District, Beijing (“Company”).

In this Agreement, above shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas,

1.

Pledgors are the registered shareholders of the Company and collectively hold 100% of the equity interest in the Company. The Company is a limited liability company registered and validly existing in China. The Company acknowledges the respective rights and obligations of Pledgors and Pledgee under this Agreement, and agrees to provide any necessary assistance in registering the Pledge;

2.	Pledgee is a limited liability enterprise registered and validly existing in China.

3.	Pledgors have executed or will execute the following agreements:

a)	the Exclusive Equity Interest Option Agreement executed on June 7th, 2023; and

b)	the Voting Proxy Agreement executed on June 7th, 2023.

4.	Company has executed the following agreements:

a)	the Exclusive Business Cooperation Agreement executed on June 7th, 2023;

b)	the Exclusive Equity Interest Option Agreement executed on June 7th, 2023; and

c)	the Voting Proxy Agreement executed on June 7th, 2023.

5.

The Individual Shareholders each executed an individual shareholder’s undertaking (the “Individual Shareholder Undertaking”) in writing in relation to this Agreement and the rights and interests directly or indirectly held by him/her in the OPCO to the board of directors of the Ultimate Controlling Shareholder on the date of this Agreement; and

6.	The Pledgors hereby agree to pledge all of the equity interest it holds in the Company as security:

(1)	for the fulfillment of any and all obligations of Pledgor under paragraph 3 above;

(2)	for the fulfillment of any and all obligations of Company under paragraph 4 above; and

(3)	for the fulfillment of any and all obligations of individual Shareholders under paragraph 5 above.

Shareholders and the Company are individually referred to as an “Obligor” and together the “Obligors”, and their obligations mentioned under this Section are collectively referred to as the “Secured Obligations”, including all the direct, indirect and derivative losses and losses of anticipated profits, suffered by the Pledgee, incurred as a result of any Event of Default. (The amount of such loss shall be calculated in accordance with the reasonable business plan and profit forecast of the Pledgee, all expenses occurred in connection with enforcement by the Pledgee of the Pledgor’s and/or Company’s Contract Obligations and etc. The agreements mentioned under Section 3 and Section 4 above are individually referred to as a “Cooperation Agreement” and together the “Cooperation Agreements”.

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1

“Pledge” shall refer to the security interest granted by Pledgor to Pledgee pursuant to Section 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.2	“Equity Interest” shall refer to all of the equity interest lawfully now held and hereafter acquired by Pledgors in the Company.

1.3	“Term of Pledge” shall refer to the term set forth in Section 3 of this Agreement.

1.4

“Loan Agreements” shall refer to any borrowing agreements, entrustment loan agreements or other fund arrangements between any bank and Pledgor pursuant to instructions, guarantees or other arrangements provided by Pledgee or its designee(s).

1.5

“Counter-Guarantee Agreements” shall refer to any counter-guarantee agreement entered into by Pledgee or its designee(s) with Pledgor under which Pledgor provides counter-guarantee to Pledgee or its designee(s). Under a Counter-Guarantee Agreement, Pledgee or its designee(s) can enforce the counter-guarantee to recover its losses after it assumes security responsibility under a Guarantee Agreement. For such purpose, the “Guarantee Agreements” shall refer to any guarantee agreement or similar arrangement entered into by Pledgee or its designee(s) with any bank under which Pledgee or its designee(s) provides guarantee to the bank to guarantee due performance of Pledgor of its obligations under any loan agreements or other funding arrangements entered into by Pledgor with the banks.

1.6	“Event of Default” shall refer to any of the circumstances set forth in Article 7 of this Agreement.

1.7	“Notice of Default” shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

1.8	“PRC” shall refer to the People’s Republic of China, which excludes for the purposes of this Agreement the Special Administrative Regions of Hong Kong and Macau and the Taiwan area.

1.9	“Cooperation Agreements” shall have the meaning as ascribed to it under Whereas Section of this Agreement.

1.10	“Obligor” shall have the meaning as ascribed to it under Whereas Section of this Agreement.

1.11	“Secured Obligations” shall have the meaning as ascribed to it under Whereas Section of this Agreement.

2.	The Pledge

2.1

As collateral security for the prompt and complete performance of any and all Secured Obligations of Obligors under the Cooperation Agreements, Pledgors hereby pledge to Pledgee a first security interest in the 100% equity interest of the Company currently owned by Pledgors and all relevant equity interest thereto.

2.2

The Parties understand and agree that the monetary valuation arising from, relating to or in connection with the Secured Obligations shall be a variable and floating valuation until the Settlement Date (as defined below).

2.3

Upon the occurrence of any of the events below (each an “Event of Settlement”), the Secured Obligations shall be fixed at a value of the sum of all Secured Obligations that are due, outstanding and payable to Pledgee on or immediately prior to the date of such occurrence (the “Fixed Obligations”):

(a)	Any Cooperation Agreement expires or is terminated pursuant to the stipulations thereunder;

(b)	the occurrence of an Event of Default pursuant to Section 7 that is not resolved, which results in Pledgee serving a Notice of Default to Pledgors pursuant to Section 7.3;

(c)	Pledgee reasonably determines (having made due enquiries) that Pledgors and/or the Company are insolvent or could potentially be made insolvent; or

(d)	any other event that requires the settlement of the Secured Obligations in accordance with relevant laws of the PRC.

2.4

For the avoidance of doubt, the day of the occurrence of an Event of Settlement shall be the settlement date (the “Settlement Date”). On or after the Settlement Date, Pledgee shall be entitled, at the election of Pledgee, to enforce the Pledge in accordance with Section 8.

2.5

Pledgee is entitled to collect dividends or other distributions, if any, arising from the Equity Interest during the Term of Pledge. The Pledgors may receive dividends distributed on the Equity Interest only with prior written consent of the Pledgee. Dividends received by the Pledgors on Equity Interest after the deduction of tax paid or withheld by the Pledgors required by applicable PRC laws shall be, as required by the Pledgee, (a) deposited into an account designated and supervised by the Pledgee and used to secure the Contract Obligations and pay the Secured Indebtedness prior and in preference to making any other payment; or (b) unconditionally transfer to the Pledgee or any other person designated by the Pledgee to the extent permitted under the applicable PRC laws.

3.	Term of Pledge

3.1

The Pledge shall become effective as of the date when the pledge of the Equity Interest is registered with the local administration of industry and commerce where the Company locates (the “Registration Authority”). The Term of the Pledge (the “Term of Pledge”) shall end when the last obligation secured by the Pledge is paid or fully fulfilled. The Parties agree that, promptly after the execution of this Agreement (but in no event later than 20 days from the execution date of this Agreement), Pledgors and Pledgee shall submit their application for pledge registration to the Registration Authority in accordance with the Measures on Share Pledge Registration with the Administration of Industry and Commerce. The Parties also agree that within fifteen (15) days after the Registration Authority officially accepts equity pledge application, Pledgors and the Company shall complete the pledge registration procedure, obtain the pledge registration notice and completely and accurately register the Pledge of Equity Interest on the Pledge Registration Book of the Registration Authority. The Company acknowledges the respective rights and obligations of Pledgors and Pledgee under this Agreement, and agrees to provide any necessary assistance in registering the Pledge.

3.2

During the Term of Pledge, in the event any Obligor fails to perform any of its Secured Obligations under the Cooperation Agreements, Pledgee shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.

4.	Custody of Records for Equity Interest subject to Pledge

4.1

During the Term of Pledge, Pledgors shall deliver to Pledgee’s custody the originals of the capital contribution certificate for the Equity Interest, the shareholders’ register containing the Pledge, and other documents reasonably requested by Pledgee (including without limitation the notice of registration of the Pledge issued by the Registration Authority) within one week from the date the Pledge is registered. Pledgee shall have custody of such items during the entire Term of Pledge.

5.	Representations and Warranties of Pledgors and the Company

Pledgors Represents and Warrants to Pledgee that:

5.1

Pledgors are the only legal and beneficial owners of the Equity Interest. Except for being subject to other agreements entered into by Pledgors and Pledgee, Pledgors enjoy legal and complete ownership of the Equity Interest, free from any existing dispute over the ownership of the Equity Interest. Pledgors may dispose of any and all Equity Interest. Pledgors have the legitimate powers and capacity to enter into, and fulfill its legal obligations pursuant to this Agreement.

5.2	The Equity Interest may be pledged and transferred according to law, and Pledgors have the full rights and powers to pledge the Equity Interest in favor of Pledgee pursuant to this Agreement.

5.3	This Agreement, once properly executed by Pledgors, constitutes legal, valid and binding obligations of Pledgors.

5.4

All third-party consents, approvals, waivers, and authorizations, or any government approvals, permissions, exemptions, or any registrations or filings (if required by law) with any government authorities, necessary for the execution and performance of this Agreement and for the Pledge of the Equity Interest hereunder, have been obtained or completed and will remain fully effective within the term hereof.

5.5	The Pledge hereunder constitutes the first-priority security interests in the Equity Interest.

5.6	All the taxes and charges payable as a result of the receipt of the Equity Interest have been paid in full by Pledgors.

5.7	Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.8

Except for the Cooperation Agreements, Pledgors have not placed any security interest or other encumbrance on the Equity Interest. There are no controversies or nomineesover the ownership of the Equity Interest. The Equity Interest is not seized or subject to any other legal proceedings or similar threats, and is good for transfer and pledging according to applicable laws.

5.9

Pledgors’ execution of this Agreement and exercise of its rights under this Agreement (or fulfillment of its obligations under this Agreement) will not breach any laws, regulations, and agreements or contracts to which Pledgors are the party, or any promise Pledgors have made to any third parties.

5.10	All documents, materials, statements and certificates provided by Pledgors to Pledgee are accurate, true, complete and valid.

5.11

Pledgors hereby warrant to Pledgee that all the above representations and warrants will be true and correct and fully complied with under all circumstances before the contractual obligations have been fulfilled or the Secured Obligations have been repaid in full.

5.12

(i) The inheritor of any individual Shareholder or (ii) the individual or legal person designated by the Pledgee pursuant to the individual Shareholder Undertaking executed by the relevant individual Shareholder (the “Designated Transferee”) shall undertake any and all the rights and obligations of the relevant individual Shareholder under this Agreement as a result of his/her death, incapacitation or any other circumstances which could affect his/her holding or exercising his/her directly or indirect equity interests in the Company, as if the inheritor or Designated Transferee were a signing party to this Agreement. Under the circumstance of an inheritance or share transfer pursuant to the relevant Individual Shareholder Undertaking, the Shareholders shall complete all necessary procedures and take all necessary actions to procure the required government approval (if applicable) being obtained for such share transfer.

The Company Represents and Warrants to Pledgee that:

5.13

The Company is a limited liability company registered and validly existing under the laws of China. The Company has the qualification of an independent legal person, enjoys complete and independent legal status and the legal capacity to sign, deliver and fulfill this Agreement.

5.14

All the reports, documents and information provided by the Company to Pledgee before the effective date hereof, in connection with the Equity Interest or required by this Agreement, shall all be true and correct in all material aspects as of the effective date hereof. All the reports, documents and information provided by the Company to Pledgee after the effective date hereof, in connection with the Equity Interest or required by this Agreement, shall all be true and correct in all material aspects as of the date of provision.

5.15	Upon due execution of the Company, this Agreement constitute legal, effective and binding obligation on the Company.

5.16

The Company has the complete internal power and authorization to sign and deliver this Agreement and all other documents relating to the transactions contemplated under this Agreement. The Company has the complete power and authorization to complete the transactions contemplated under this Agreement.

5.17

Regarding the assets owned by the Company, there are no guarantee interests or any other encumbrance on property rights that are substantial and may impact Pledgee’s right and interests in the Equity Interest (including without limitation transfer of any of the Company’s intellectual properties or any assets with an a value equaling or over RMB 100,000, or any encumbrance on the ownership or right to use of such assets).

5.18

Without the prior written consent of Pledgee, the Company shall not incur, inherit, guarantee or suffer the existence of any debt, except for (i) debts incurred in the ordinary course of business other than through loans; and (ii) debts disclosed to Pledgee for which Pledgee’s written consent has been obtained;

5.19

The Company shall always operate all of its businesses during the ordinary course of business to maintain its asset value and refrain from any action/omission that may affect its operating status and asset value;

5.20

In any court or arbitration tribunal there are no pending (or, as far as the Company knows, threatening) litigation, arbitration or other legal proceedings against the Equity Interest, the Company or its assets, and in any governmental agencies or departments, there are no pending (or, as far as the Company knows, threatening) administrative proceedings or penalties against the Equity Interest, the Company or its assets, which may substantially or adversely impact the Company’s economic condition or Pledgors’ ability to fulfill their obligations and guarantee liabilities under this Agreement.

5.21	The Company hereby agrees that it is jointly and severally liable to Pledgee for all representations and warranties made by Pledgors under this Agreement.

5.22

The Company hereby warrants to Pledgee that, at any time and under any circumstances prior to complete fulfillment of the obligations under this Agreement or the Secured Obligations being fully repaid, the aforementioned representations and warranties are true and accurate and will be fully complied with.

6.	Covenants and Further Agreements of Pledgors and the Company

The covenants and further agreements of Pledgors are set forth below:

6.1	Pledgors hereby covenant to Pledgee, that during the term of this Agreement, Pledgors shall:

6.1.1

not transfer (or agree to others’ transfer of) all or any part of the Equity Interest, place or permit the existence of any security interest or other encumbrance on property rights that may affect Pledgee’s rights and interests in the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Cooperation Agreements;

6.1.2

comply with the provisions of all laws and regulations applicable to the pledge of rights, and within 5 days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities (or any other relevant parties) regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon consent of Pledgee;

6.1.3

promptly notify Pledgee in writing of any event or notice received by Pledgors that may have an impact on Pledgee’s rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgors that may have an impact on any guarantees and other obligations of Pledgors arising out of this Agreement, and, upon reasonable request of Pledgee, take all necessary actions to secure the rights and interest to which Pledgee is entitled in the Equity Interest.

6.2

Pledgors agree that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgors or any heirs or representatives of Pledgors or any other persons through any legal proceedings.

6.3

To protect or perfect the security interest granted by this Agreement for fulfillment of the obligations under the Cooperation Agreements, Pledgors hereby undertake to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgors also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee(s) of Pledgee (natural/legal persons). Pledgors undertake to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4

Shareholders hereby undertake to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Shareholders shall indemnify Pledgee for all losses resulting therefrom.

6.5

If the Equity Interest pledged under this Agreement is, for any reason, subject to mandatory measures imposed by the court of law or other governmental departments, Pledgors shall try their best to release such mandatory measures imposed by the court of law or other governmental departments, including without limitation providing to the court of law other kinds of security or other measures.

6.6

If there is a possibility that the value of the Equity Interest will be decreased and such decrease is sufficient to harm the rights and interests of Pledgee, Pledgee may request Pledgors to provide additional collateral or security. If Pledgors refuse to provide such security, Pledgee may, at any time, sell the Equity Interest or put it up for auction, and use the monies obtained from such sale or auction to settle the Secured Obligations in advance or put such monies under custody; all expenses therefore occurred shall be borne by Pledgors.

6.7

Without the prior written consent from Pledgee, Pledgors and/or the Company shall not by themselves (or assisting others to) increase, decrease or transfer the registered capital of the Company (or its capital contribution to the Company) or impose any encumbrances on it, including the Equity Interest. Subject to the forgoing provision, any equity interest which is registered and obtained by Pledgors subsequent to the date of this Agreement shall be called “Additional Equity Interest”. Shareholders and the Company shall, immediately after Pledgors obtains the Additional Equity Interest, enter with Pledgee supplemental share pledge agreement for the Additional Equity Interest, make the board of directors and shareholders’ meeting of the Company approve the supplemental share pledge agreement, and deliver to Pledgee all documents necessary for the supplemental share pledge agreement, including without limitation (a) the original certificate issued by the Company about shareholders’ capital contribution relating to the Additional Equity Interest; and (b) the verified photocopy of the capital contribution verification report (issued by certified public accountant in China) regarding the Additional Equity Interest. Pledgors and the Company shall, according to Section 3.1 of this Agreement, handle the pledge registration procedures relating to the Additional Equity Interest.

6.8

Unless otherwise instructed by Pledgee in writing in prior, Shareholders and/or the Company agree that, if part of or all of the Equity Interest is transferred between the Pledgors and any third parties in violation of this Agreement (“Transferee of the Equity Interest”), then Shareholders and/or the Company shall ensure that the Transferee of the Equity Interest will unconditionally recognize the Pledge and follow necessary procedures for modification of the registration of the Pledge (including without limitation signing relevant documents) so as to ensure the continued existence of the Pledge.

The covenants and further agreements of the Company are set forth below:

6.9

If, for the execution of this Agreement and Pledge under this Agreement, it is necessary to obtain any third party consent, approval, waiver or authorization, any governmental approval, license or waiver, or complete registration or filing procedures in any governmental departments (as required by the law), then the Company shall try its best to assist in obtain the same and cause it to remain in effect during the term of this Agreement.

6.10

Without prior written consent of Pledgee, the Company will not provide any person or entity with any loan or credit or guarantee in any form; assist or allow Pledgors to set up any new pledges or grant other security over the Equity Interest, nor will the Company assist or allow Pledgors to transfer the Equity Interest.

6.11	The Company agrees to, jointly with Pledgors, strictly comply with Article 6.7 and Article 6.8 of this Agreement.

6.12

Without prior written consent of Pledgee, the Company shall not transfer its assets or set up (or allow the existence of) any security or encumbrances on property rights that may affect Pledgee’s rights and interests in the Equity Interest (including without limitation transfer of any of the Company’s intellectual properties or any assets with an a value equaling or over RMB 100,000, or any encumbrance on the ownership or right to use of such assets).

6.13

Where there are any litigations, arbitrations or any other claims, which may adversely impact the Company, the Equity Interest, or Pledgee’s interests under the Cooperation Agreements and this Agreement, the Company shall, as soon as possible, send timely notice to Pledgee and according to reasonable requests of Pledgee take all necessary measures to protect Pledgee’s pledge interests in the Equity Interest.

6.14	The Company shall not conduct or allow any acts or actions that may adversely impact the Equity Interest or Pledgee’s interest under the Cooperation Agreements and this Agreement.

6.15

The Company shall, during the first month of each calendar quarter, provide to Pledgee its financial statements for the preceding calendar quarter, including without limitation its balance sheets, profit statements and cash flow statements. Within 90 days of the end of each fiscal year, the Company shall provide Pledgee with the Company’s audited financial statements of the current fiscal year, which shall be audited and certified by the independent certified auditor approved by Pledgee.

6.16

The Company shall, pursuant to Pledgee’s reasonable requests, take all necessary measures and sign all necessary documents so as to ensure and protect Pledgee’s pledge rights over the Equity Interest and the realization thereof.

6.17	If the exercise of the Pledge under this Agreement results in any transfer of the Equity Interest, the Company agrees and warrants that it will take all measures to effect such transfer.

7.	Event of Default

7.1	The following circumstances shall be deemed Event of Default:

7.1.1	Any Obligor fails to promptly perform or perform in full any of its Secured Obligations under the Cooperation Agreements;

7.1.2

Any representation or warranty by Shareholders in Section 5 of this Agreement contains material misrepresentations or errors, and/or Shareholders violates any of the warranties in Section 5 of this Agreement;

7.1.3	Shareholders and the Company fail to complete the registration of the Pledge with Registration Authority under Section 3.1 of this Agreement;

7.1.4	Shareholders or the Company breach any provisions of this Agreement;

7.1.5	Except as expressly stipulated in Section 6.1.1, Pledgors transfer or purport to transfer or abandons the Equity Interest or assigns the Equity Interest without the written consent of Pledgee;

7.1.6

Any of Pledgors’ own loans, guarantees, indemnifications, promises or other debt liabilities to any third party or parties (1) become subject to a demand of early repayment or performance due to default on the part of Pledgors; or (2) become due but are not capable of being repaid or performed in a timely manner;

7.1.7	Any approval, license, permit or authorization of government agencies that makes this Agreement enforceable, legal and effective is withdrawn, terminated, invalidated or substantively changed;

7.1.8	The promulgation of applicable laws renders this Agreement illegal or renders it impossible for Shareholders to continue to perform its obligations under this Agreement;

7.1.9	Adverse changes in properties owned by Pledgors, which lead Pledgee to believe that that Pledgors’ ability to perform its obligations under this Agreement has been affected;

7.1.10	The successor or custodian of the Company is capable of only partially performing or refuses to perform any obligation under the Cooperation Agreements; and

7.1.11	Any other circumstances occur where Pledgee is or may become unable to exercise its right with respect to the Pledge.

7.2

Upon notice or discovery of the occurrence of any circumstances described in Section 7.1or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgors shall immediately notify Pledgee in writing accordingly.

7.3

Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction within thirty (30) days of Pledgee’s notice, Pledgee may issue a Notice of Default to Pledgors in writing upon the occurrence of the Event of Default or at any time thereafter and demand that Pledgors immediately pay all payments due under the Cooperation Agreements, and/or disposes of the Pledge in accordance with the provisions of Section8 of this Agreement.

8.	Exercise of Pledge

8.1

Prior to the full performance of the Cooperation Agreements and full payment of all payments described therein, without Pledgee’s written consent, Pledgors shall not assign the Pledge or the Equity Interest.

8.2	Pledgee may issue a Notice of Default to Pledgors when exercising the Pledge.

8.3

Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge concurrently with the issuance of the Notice of Default in accordance with Section 7.2 or at any time after the issuance of the Notice of Default. Once Pledgee elects to enforce the Pledge, Pledgors shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.4

In the Event of Default, Pledgee is entitled to dispose of the Equity Interest pledged, to the extent permitted and in accordance with applicable laws; if, after satisfying all Secured Obligations, there is any balance in the monies collected by Pledgee by enforcing the Pledge, then such balance shall be, without calculation of interests, paid to Pledgors or other parties entitled to receive such balance. The Pledgors or other parties entitled to receive such balance shall fully return to the Pledgee to the extent permitted under PRC laws.

8.5

When Pledgee disposes of the Pledge in accordance with this Agreement, Shareholders and the Company shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

8.6	Unless otherwise provided by the law, all expenses, tax, charges and all legal fees relating to the establishment of the Pledge and enforcement of it shall be borne by Pledgors.

9.	Assignment

9.1	Without Pledgee’s prior written consent, Shareholders and the Company shall not assign or delegate its rights and obligations under this Agreement.

9.2	This Agreement shall be binding on Shareholders and its successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

9.3

At any time, Pledgee may assign any and all of its rights and obligations under this Agreement and the Cooperation Agreements to its designee(s) (natural/legal persons), in which case the assigns shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When Pledgee assigns the rights and obligations under this Agreement and the Cooperation Agreements, upon Pledgee’s request, Shareholders and the Company shall execute relevant agreements or other documents relating to such assignment.

9.4

In the event of a change in Pledgee due to an assignment, Shareholders and the Company shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement.

9.5

The Obligors shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Cooperation Agreements, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgors with respect to the Equity Interest pledged hereunder shall not be exercised by Shareholders except in accordance with the written instructions of Pledgee.

10.	Termination

Upon the full performance of the Cooperation Agreements and full payment of all payments described therein, and upon termination of the Obligors’ Secured Obligations under the Cooperation Agreements, this Agreement shall be terminated, and Pledgee shall then release the equity pledge hereunder as soon as reasonably practicable and cooperate with Pledgors in connection with the deregistration of the equity pledge in the Company’s shareholder register and with the Registration Authority. The reasonable fees arising from pledge deregistration shall be borne by Pledgors.

11.	Handling Fees and Other Expenses

Unless otherwise agreed or required by applicable laws, all fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by the Company.

12.	Confidentiality

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving Party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

13.	Governing Law, Resolution of Disputes and Change in Laws

13.1

The execution, effectiveness, construction, performance, and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of China. Matters not covered by formally published and publicly available laws of China shall be governed by international legal principles and practices.

13.2

In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on all Parties.

13.3

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

13.4

In case of promulgation or any change to or in any Chinese law, regulation or rule, or any change to or in the interpretation or application of the same anytime after execution of this Agreement, the following agreement shall apply: (a) if any Party would enjoy more benefits under any changed or new law than under the relevant law, regulation or rule in effect at the date of this Agreement, without any material adverse effect upon the other Parties, the Parties shall promptly apply for such benefits brought by the changed or new law. The Parties shall make best efforts to procure the approval of such application; and (b) if the aforementioned law change or promulgation causes any direct or indirect material adverse effect to either Party, all Parties shall try all lawful means to procure exemption from compliance with such changed or new law provisions and use their best efforts to implement this Agreement in accordance with its original terms and conditions. In the event such adverse effect on the economic interest of either Party is unable to be resolved pursuant to this Agreement, the affected Party may give notice to the other Parties, and the Parties shall hold prompt discussion and make all necessary amendments to this Agreement so as to maintain the economic benefits otherwise enjoyed by the affected Party to the extent permitted under PRC laws.

14.	Notices

14.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.1.1

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

14.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.2	For the purpose of notices, the addresses of the Parties are as follows:

Company:	CheYiPai (Beijing) Automotive Technology Service Co., Ltd.

Address:	3F-512, 3rd floor, Daxing Subway Line Biomedicine Base Station, Daxing District, Beijing

Attn:	Legal Representative

Company:	Beijing Peak Technology Co., Ltd.

Address:	Room 321, 3rd Floor, Building 2, Bitongyuan, Haidian District, Beijing

Attn:	Legal Representative

Name:	Junhong Yao

Address:	[*****]

Name:	Liyu Zhang

Address:	[*****]

14.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.	Successors

This Agreement shall be binding on the respective successors of the Parties and the permitted assigns of such Parties.

17.	Survival

17.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

17.2	The provisions of Sections 13, 14 and this Section 17 shall survive the termination of this Agreement.

18.	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

19.	Amendment, Change and Supplement

19.1	Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties and be recorded with competent governmental authorities (if applicable).

19.2

If the relevant regulatory authority or stock exchange requests any amendment to this Agreement or if there is any change to the relevant Rules Governing the Listing of Securities that is relevant to the terms of this Agreement, the Parties shall make corresponding changes to the terms of this Agreement.

20.	Language

This Agreement is written in Chinese and the English translation is for reference only. In case there is any inconsistency between the Chinese version and the English version, the Chinese version shall prevail. This Agreement shall be executed in four counterparts, with each Party having one original; each counterpart has equal legal validity.

[The space below is intentionally left blank.]

IN WITNESS WHEREOF the Parties have executed this Share Pledge Agreement the day and year first underwritten.

CheYiPai (Beijing) Automotive Technology Service Co., Ltd. (Seal)

Legal or authorized representative (Signature):

/s/ Junhong Yao
Name: Junhong Yao

Date:

IN WITNESS WHEREOF the Parties have executed this Share Pledge Agreement the day and year first underwritten.

/s/ Liyu Zhang
Name: Liyu Zhang

/s/ Junhong Yao
Name: Junhong Yao

Date:

IN WITNESS WHEREOF the Parties have executed this Share Pledge Agreement the day and year first underwritten.

Beijing Peak Technology Co., Ltd (Seal)

Legal or authorized representative (Signature):

/s/ Junhong Yao
Name: Junhong Yao

Date: